UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 22, 2004

                      Grant Life Sciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50133	82-0490737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5511 Capital Center Drive, Suite 224, Raleigh, North Carolina	27606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-852-4482

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

On January 24, 2005, the Audit Committee of Grant Life Sciences, Inc. (the “Company”) engaged Russell Bedford Stefanou Mirchandani LLP (“RBSM”) as our independent registered public accounting firm to audit its financial statements for the year ending December 31, 2004. Prior to engaging RBSM, neither the Company, nor anyone on our behalf, consulted with RBSM regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2004, the Company’s Board of Directors (the “Board of Directors”) amended the Company’s By-laws to (i) change the date and place for the annual meeting from 10:00 AM on January 2nd of each year in Salt Lake City, Utah to a date, time and place which shall be designated by the Board of Directors and stated in the notice of meeting; (ii) allow for the Chairman of the Board to call special meetings of the stockholders, as well as the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote; and (iii) set the minimum number of directors at five, consistent with the Company's Articles of Incorporation.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description

3.1	Bylaws of Grant Life Sciences, Inc. (incorporated by reference to the Form SB-2/A filed with the Securities and Exchange Commission on January 25, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Life Sciences, Inc.

January 28, 2005	By:	/s/ Stan Yakatan

Name: Stan Yakatan
Title: Chief Executive Officer